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                                                               EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 3, 1997 appearing on page 41 of Pennsylvania Power & Light Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


      Price Waterhouse LLP
      Philadelphia, Pennsylvania
      March 21, 1997